Exhibit 3

EXECUTION VERSION

CONFIRMATORY SHARE CHARGE

DATED 5 JUNE 2020

CHAMPION SHINE TRADING LIMITED （凱耀貿易有限公司）

MADISON PACIFIC TRUST LIMITED

and

ALPHA MEZZANINE INVESTMENT LIMITED

relating to

a charge over shares in China Distance Education Holdings Limited dated 19 June 2018

THIS DEED is dated 5 June 2020 and is made BETWEEN:

(1)

CHAMPION SHINE TRADING LIMITED （凱耀貿易有限公司），a BVI business company incorporated under the laws of the British Virgin Islands with limited liability with registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands and company number 1065916 (the Chargor);

(2)	MADISON PACIFIC TRUST LIMITED, a company incorporated under the laws of Hong Kong (the Security Agent), as the trustee and security agent for the Secured Party (as defined below); and

(3)

ALPHA MEZZANINE INVESTMENT LIMITED, a BVI business company incorporated under the laws of the British Virgin Islands with limited liability with registered office at Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands and company number 1978493 (the Secured Party).

BACKGROUND:

(A)

Pursuant to a security agreement dated 19 June 2018 between the Chargor, the Security Agent and the Secured Party (the Original Security Agreement), the Chargor created Security Interests over certain of its assets as security for, among other things, the present and future obligations and liabilities of the Chargor under or in connection with the Loan Agreement (as amended or supplemented).

(B)	The Loan Agreement has been amended and restated by a supplemental agreement dated on or about the date of this Deed between the Chargor and the Secured Party (the Supplemental Agreement).

(C)

The Chargor, the Security Agent and the Secured Party consider that the Security Interests created by the Chargor under the Original Security Agreement secure payment of the Secured Obligations (as defined below), but enter into this Agreement in case they do not.

(D)	This Deed is supplemental to the Original Security Agreement.

(E)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.	INTERPRETATION

(a)	In this Deed:

Initial Shares means the 34,800,244 Ordinary Shares (as appropriately adjusted for share splits, share dividends, recapitalizations and the like) which are all registered in the name of the Chargor, and any interest and all rights, benefits and advantages now or at any time in the future deriving from or incidental to such Initial Shares including:

(a)	all dividends, interest and other income made on or in respect of the Initial Shares after the Event of Default which is continuing; and

(b)

all shares, securities, rights, monies or other property accruing, offered or issued at any time by way of redemption, conversion, exchange, substitution, preference, option or otherwise in respect of any Initial Shares (including but not limited to proceeds of sale).

1	Confirmatory Share Charge

Loan Agreement means the loan agreement dated 19 June 2018 among the Chargor, the Secured Party, ZHU Zhengdong （朱正家 ） and YIN Baohong （殷保 扛）, as amended by a supplemental agreement dated 8 November 2018 and amended and restated by the Supplemental Agreement.

Secured Obligations means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Chargor to the Secured Party under or in connection with the Transaction Documents including those obligations and liabilities as they are amended by the Supplemental Agreement.

Security Period means the period beginning on the date of this Deed and ending on the date on which all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full.

(b)	Capitalised terms defined in the Original Security Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(c)

The provisions of clause 1.2 of the Original Security Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Original Security Agreement will be construed as references to this Deed.

(d)	Any reference in this Deed to:

(i)

the Secured Party, the Chargor, the Security Agent or any Receiver shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Transaction Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or co-trustee or co-agent in accordance with the Transaction Documents;

(ii)

a Transaction Document or other agreement or instrument includes (without prejudice to any restriction on amendments) any amendment to that Transaction Document or other agreement or instrument, including any change in the purpose of, any extension of or any increase in the amount of a facility or any additional facility;

(iii)

any rights in respect of an asset include all amounts and proceeds paid or payable, all rights to make any demand or claim, and all powers, remedies, causes of action, security, guarantees and indemnities, in each case, in respect of or derived from that asset;

(iv)	any share, stock, debenture, bond or other security or investment includes:

(A)	any dividend, interest or other distribution paid or payable; and

(B)	any right, money or property accruing or offered at any time by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise;

in each case, in relation to that share, stock, debenture, bond or other security or investment;

(v)	the term this Security means any security created by this Deed; and

(vi)

an agreement, instrument or other document to which it is a party includes any agreement, instrument or other document issued in the relevant person’s favour or of which it otherwise has the benefit (in whole or in part).

2	Confirmatory Share Charge

(e)	Any covenant of the Chargor under this Deed (other than a payment obligation) remains in force during the Security Period.

(f)

If the Security Agent considers, on the basis of legal advice from counsel, that an amount paid to the Secured Party under a Transaction Document is capable of being avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed. The Chargor shall on demand reimburse the Security Agent and the Secured Party for the amount of all costs and expenses (including legal fees) reasonably incurred by the Security Agent or the Secured Party (as applicable) in connection with any such legal advice and if so requested, will make payment in advance on presentation of a fee quotation from counsel.

(g)	Unless the context otherwise requires, a reference to a Charged Share includes the proceeds of any disposal of that Charged Share.

2.	CREATION OF SECURITY

2.1	General

(a)	All the security created under this Deed:

(i)	is created in favour of the Security Agent;

(ii)	is created over present and future assets of the Chargor;

(iii)	is created by the Chargor as the beneficial owner of its assets; and

(iv)	is continuing security for the payment, discharge and performance of all the Secured Obligations.

(b)	The Security Agent declares that it holds the benefit of this Deed and the Original Security Agreement on trust for the Secured Party.

(c)

The Secured Party appoints the Security Agent to act as its agent under and in connection with this Deed and confirms the appointment of the Security Agent as its agent under the Original Security Agreement.

(d)

The Secured Party authorises the Security Agent to perform duties, obligations and responsibilities to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with this Deed together with any other incidental rights, powers, authorities and discretions. The Secured Party confirms the authorisation provided to the Security Agent to perform duties, obligations and responsibilities to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Original Security Agreement together with any other incidental rights, powers, authorities and discretions.

(e)	All the security created under this Deed:

(i)	is created in case the security created by the Original Security Agreement does not secure all of the Secured Obligations; and

(ii)	is created in addition to (without duplication of) and does not affect the security created by the Original Security Agreement.

3	Confirmatory Share Charge

(f)

Where this Deed purports to create a first ranking Security Interest, that Security Interest will be a second ranking Security Interest ranking subject to the equivalent Security Interest created by the Original Security Agreement until such time as the Security Interest created by the Original Security Agreement ceases to have effect.

(g)

Where a right or asset has been assigned (subject to a proviso for re-assignment on redemption) under the Original Security Agreement and the same asset or right is purported to be assigned (subject to a proviso for re-assignment on redemption) again under this Deed, that second assignment will take effect as a fixed charge over that right or asset and will only take effect as an assignment if the relevant Security Interest created by the Original Security Agreement ceases to have effect at a time when this Deed still has effect.

2.2	Securities

(a)	The Chargor hereby mortgages and agrees to mortgage to the Security Agent by way of a first equitable mortgage, the Charged Shares.

(b)	To the extent that they are not the subject of a mortgage under paragraph (a) above, the Chargor charges by way of a first fixed charge its interest in the Charged Shares.

3.	INCORPORATION

The provisions of clause 3.3 (Security) to 38 (Counterparts) (inclusive) (other than clauses 4.1 and 4.2 (Covenants of the Chargor), 5 (Representations and Warranties) and 36 (Law and Jurisdiction)) of the Original Security Agreement, including any schedule to the Original Security Agreement referred to in such provisions, are deemed to be incorporated into this Deed with all necessary modifications as if they were set out in full in this Deed.

4.	REPRESENTATIONS

The Chargor represents and warrants to the Security Agent and undertakes that:

(a)

the Chargor is a company limited by shares incorporated with limited liability under the BVI Business Companies Act, 2004 (as amended), is in good standing at the Registry of Corporate Affairs and is validly existing under the laws of the BVI;

(b)

the Chargor is the absolute sole legal and beneficial owner of all of the Charged Shares free of all Security Interests, encumbrances, trusts, equities and claims whatsoever (save those under this Deed and the Original Security Agreement) and that all of the Charged Shares are fully paid up;

(c)	the Charged Shares are freely transferable and no consents or approvals are required in order to register a transfer of the Charged Shares;

(d)	the Register of Members of the Company is and shall remain located and maintained at the registered office of the Company in the Cayman Islands;

(e)

this Deed constitutes its legal, valid, binding and enforceable obligation and is, subject to the Original Security Agreement, a first priority security interest over the Charged Shares effective in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of the Security Agent ’s rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

4	Confirmatory Share Charge

(f)

the execution, delivery, observance and performance by the Chargor of this Deed will not require the Chargor to obtain any licences, consents or approvals and will not result in any violation of any law, statute, ordinance, rule or regulation applicable to it;

(g)

it has obtained all the necessary authorisations and consents to enable it to enter into this Deed and the necessary authorisations and consents will remain in full force and effect in all material respects at all times during the subsistence of the security constituted by this Deed;

(h)	no litigation against the Chargor is current, or, to the knowledge of the Chargor, pending or threatened; and

(i)

the execution, delivery, observance and performance by the Chargor of this Deed will not constitute an Event of Default or trigger any enforcement under any Security Interest in the Chargor’s assets nor will it result in the creation of any Security Interest over or in respect of the present or future assets of the Company.

5.	COVENANTS BY THE CHARGOR

5.1	Ancillary documents

Except to the extent that the original share certificate(s) referred to in paragraph (a) below have been delivered to the Security Agent pursuant to the Original Security Agreement, the Chargor covenants that, for so long as any Secured Obligations remain outstanding it shall deliver to the Security Agent (on the date hereof and on each date of making the Charge Adjustment) in form and substance reasonably acceptable to the Security Agent:

(a)

the original share certificate(s) in respect of the Initial Shares or the Supplemental Shares and a certified copy of the register of members of the Company (the Register of Members) showing the Chargor as registered owner of such Initial Shares or Supplemental Shares;

(b)

a blank, signed and undated instrument of transfer in respect of the Charged Shares in the form set out in Schedule 1 (Instrument of Transfer) (for avoidance of doubt, it is not necessary to deliver this item on the dates of making the Charge Adjustment);

(c)

a signed and dated notice of equitable mortgage and/or charge addressed by the Chargor to the Company in respect of the Initial Shares or the Supplemental Shares (as applicable) in the form set out in Schedule 2 (Notice of Charge) and evidence it has been delivered to the Company;

(d)

a signed and undated shareholder proxy (in respect of the Initial Shares or the Supplemental Shares (as applicable)) in favour of the Security Agent in the form set out in Schedule 3 (Irrevocable Proxy);

(e)	evidence of the endorsement of a note of this Deed (in respect of the Initial Shares or the Supplemental Shares (as applicable)) on the Register of Members of the Company; and

(f)

a blank, signed and undated instruction letter to the Company’s share registrar in the form set out in Schedule 4 (Instruction Letter) (for avoidance of doubt, it is not necessary to deliver this item on the dates of making the Charge Adjustment).

5	Confirmatory Share Charge

5.2	Registrations

The Chargor shall:

(a)

immediately after the execution of this Deed, instruct the Chargor ’s registered agent in the BVI to create and maintain (to the extent it has not already done so) a register of charges (the Register of Charges) and to enter particulars of the security created pursuant to this Deed in such Register of Charges, and the Chargor shall instruct its registered agent to effect registration of particulars of this Deed (in respect of the Initial Shares) at the Registrar of Corporate Affairs in the BVI (the Registry) pursuant to Section 163 of the Business Companies Act, 2004 (as amended, the Act);

(b)

promptly and in any event within five (5) Business Days from and including the date of execution of this Deed, the Chargor shall deliver or procure to be delivered to the Security Agent a certified copy of the updated Register of Charges recording the particulars of the security created pursuant to this Deed (in respect of the Initial Shares) and a confirmation in writing from the registered agent of the Chargor that the relevant application form to register the security created pursuant to this Deed (in respect of the Initial Shares) with the Registry has been filed with the Registry pursuant to Section 163 of the Act;

(c)

promptly and in any event within twenty (20) Business Days from and including the date of execution of this Deed, deliver or procure to be delivered to the Security Agent the certificate of registration of charge issued by the Registry and a Registry stamped copy of the description of the security created pursuant to this Deed (in respect of the Initial Shares); and

(d)	do the forgoing paragraphs (a), (b) and (c) above mutatis mutandis in respect of the Supplemental Shares upon making the Charge Adjustment.

6.	MISCELLANEOUS

(a)	The Original Security Agreement will remain in full force and effect.

(b)	This Deed is designated a Transaction Document.

7.	GOVERNING LAW

This Deed is governed by Hong Kong law.

8.	ENFORCEMENT

(a)

Any dispute, controversy or claim, or difference of any kind whatsoever arising out of, relating to or in connection with this Deed, including the existence, validity, interpretation, performance, breach or termination, the validity, scope and enforceability of this arbitration provisions and any dispute regarding no-contractual obligations arising out of or relating to it (the Dispute) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Center (the HKIAC) in accordance with the HKIAC Administered Arbitration Rules (the HKIAC Rules) in force at the time of the commencement of the arbitration. However, if such rules are in conflict with the provisions of this Clause 8, including the provisions concerning the appointment of arbitrators, the provisions of this Clause 8 shall prevail.

(b)	The law of this arbitration clause shall be Hong Kong law.

(c)	The seat of arbitration shall be Hong Kong.

(d)	The number of arbitrators shall be one (1) and shall be nominated by HKIAC. The language of the arbitration proceedings and written decisions or correspondence shall be English.

6	Confirmatory Share Charge

(e)

The Chargor and Secured Party hereto expressly consent to the joinder of additional part(ies) in connection with the Transaction Documents to the arbitration proceedings commenced hereunder and/or the consolidation of arbitration proceedings commenced hereunder with arbitration proceedings commenced pursuant to the arbitration agreements contained in the Transaction Documents. In addition, the Chargor and Secured Party hereto expressly agree that any disputes arising out of or in connection with this Deed and the other Transaction Documents concern the same transaction or series of transactions.

(f)

Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(g)	The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(h)	Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(i)	During the course of the arbitral tribunal ’s adjudication of the Dispute, this Deed shall continue to be performed except with respect to the part in Dispute and under adjudication.

THIS DEED has been entered into and delivered as a deed on the date stated at the beginning of this Deed.

7	Confirmatory Share Charge

SCHEDULE 1

INSTRUMENT OF TRANSFER

FOR VALUE RECEIVED, we, Champion Shine Trading Limited （凱耀貿易有限公司）of                                                                                                                                                                                                                                                       (the Transferor), hereby transfer unto                                          (the Transferee),                                          ordinary shares (the Shares) of a par value of                      each in China Distance Education Holdings Limited.

Dated this              day of             , 20

)
SIGNED for and on	)	Duly Authorised Signatory
behalf of the Transferor:	)
	)	Name:
)
	)	Title:
)

In the presence of:

Signature of Witness

Name:

Address:

Occupation:

8	Confirmatory Share Charge

SCHEDULE 2

NOTICE OF CHARGE

To:	CHINA DISTANCE EDUCATION HOLDINGS LIMITED

And to:   MADISON PACIFIC TRUST LIMITED

[insert address of Madison Pacific]

                         , 20

Dear Sirs

Confirmatory Charge over Shares

We hereby notify you that pursuant to a confirmatory charge over shares between Champion Shine Trading Limited （凱耀貿易有限公司), and Madison Pacific Trust Limited dated [●], 2020 (the Confirmatory Charge over Shares), Champion Shine Trading Limited （凱耀貿易有限公司) has granted a security interest over the [34,800,244]1 ordinary shares (as appropriately adjusted for share splits, share dividends, recapitalizations and the like) standing in its name in the register of members of CHINA DISTANCE EDUCATION HOLDINGS LIMITED and at any time after Madison Pacific Trust Limited notifies you that an Event of Default (as defined in the Confirmatory Charge over Shares) has occurred and is continuing you may take such steps to register Madison Pacific Trust Limited or its nominee or nominees as the registered holder of the number of shares pursuant to the Confirmatory Charge over Shares.

Please acknowledge receipt of this notice by signing the acknowledgement on the enclosed copy notice and returning it to Madison Pacific Trust Limited at the address above.

Champion Shine Trading Limited （凱耀貿易有限公司）

By:

Name:

Title: Director

[1]	Insert number of the Supplemental Shares upon Charge Adjustment.

9	Confirmatory Share Charge

We acknowledge receipt of a notice in the terms set out above and we will comply with the terms of that notice.

EXECUTED for and on behalf of CHINA DISTANCE	)
EDUCATION HOLDINGS LIMITED:	)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

10	Confirmatory Share Charge

SCHEDULE 3

IRREVOCABLE PROXY

Reference is made to the confirmatory charge over shares entered into by and between Champion Shine Trading Limited （凱耀貿易有限公司） and Madison Pacific Trust Limited dated [●], 2020 (the Confirmatory Charge over Shares), pursuant to which the undersigned, has charged                         issued ordinary shares (as appropriately adjusted for share splits, share dividends, recapitalizations and the like) (the Shares) in the share capital of CHINA DISTANCE EDUCATION HOLDINGS LIMITED (the Company), an exempted company incorporated in the Cayman Islands, to Madison Pacific Trust Limited.

The undersigned, being the legal owner of the Shares, hereby makes, constitutes and appoints Madison Pacific Trust Limited (the Attorney) as the true and lawful attorney and proxy of the undersigned after Madison Pacific Trust Limited informs you that an Event of Default (as defined in the Confirmatory Charge over Shares) has occurred and is continuing, with full power to appoint a nominee or nominees to act hereunder from time to time and to vote the Share at all general meetings of shareholders of the Company with the same force and effect as the undersigned might or could do and to requisition and convene a meeting or meetings of the shareholders of the Company for the purpose of appointing or confirming the appointment of new directors of the Company and/or such other matters as may in the opinion of the Attorney be necessary or desirable for the purpose of implementing the Confirmatory Charge over Shares referred to above and the undersigned hereby ratifies and confirms all that the said Attorney or its nominee or nominees shall do or cause to be done by virtue hereof, save for the gross negligence, wilful misconduct or fraud of the said Attorney or its nominee or nominees.

This power and proxy is given to secure a proprietary interest of the donee of the power or the performance of an obligation owed to the donee and is irrevocable and shall remain irrevocable as long as the Confirmatory Charge over Shares is in force. For the avoidance of doubt, this power and proxy will be effective and exercisable only after an Event of Default (as defined in the Confirmatory Charge over Shares) occurs and is continuing.

In witness whereof, this instrument has duly been executed and delivered as a deed on                             .

SIGNED, SEALED and DELIVERED	)
as a deed by Champion Shine Trading Limited（凱耀貿易有限公司）	) )	L.S
by	)
who, in accordance with the laws of the British Virgin Islands,	) )
is authorised to execute this Deed	)
)
)
)
in the presence of:	)

Witness’ Signature:

Name:

11	Confirmatory Share Charge

SCHEDULE 4

INSTRUCTION LETTER

, 20

Conyers Trust Company (Cayman) Limited

P.O. Box 2681

Cricket Square, Hutchins Drive

George Town, Grand Cayman

Cayman Islands

And:	c/o Conyers Dill & Pearman

2901, One Exchange Square

8 Connaught Place

Central, Hong Kong

Dear Sirs,

China Distance Education Holdings Limited (the Company)

Transfer of ordinarv shares

On behalf of the Company, we hereby instruct you to do the following, after Madison Trust Pacific Limited has informed you that an Event of Default (as defined in the Confirmatory Charge over Shares entered into by and between Champion Shine Trading Limited and Madison Pacific Trust Limited dated [●], 2020) has occurred and is continuing:

(1)	cancel the following share certificate(s) upon receipt of the same and the duly signed instrument(s) of transfer from the respective shareholder(s):

Certificate no.	Name of shareholder	No. of ordinary shares

Champion Shine Trading Limited （凱耀貿

易有限公司）

12	Confirmatory Share Charge

(2)

update the register of members of the Company (the Register of Members) to reflect the following transfer(s) of fully-paid shares to provide a certified copy of the updated Register of Members to the transferee:

Transferor	Transferee	No. of ordinary shares	Date of Record

Champion Shine Trading

Limited （凱耀貿易有限公司）

(3)	issue new share certificate(s) of the Company to the recipient(s) as detailed below:

Name and address of the shareholder	Legends (with / without)	No. of ordinary Shares	Date of Record	Name and address of the recipient

On behalf of the Company, we hereby confirm that the Company dispensed with the execution of the instrument of transfer by the transferee.

13	Confirmatory Share Charge

Yours faithfully,

For and on behalf of

China Distance Education Holdings

Limited

14	Confirmatory Share Charge

SIGNATORIES

Chargor

SIGNED, SEALED and DELIVERED	)
as a deed by Champion Shine Trading	)
Limited （凱耀貿易有限公司）	)		L.S

by ZHU Zhengdong	)
who, in accordance with the laws of	)
the British Virgin Islands,	)	/s/ ZHU Zhengdong
is authorised to execute this Deed	)
)
)
)
in the presence of:	)

Witness’ Signature: /s/ WANG Zhi

Name: WANG Zhi

Secured Party

ALPHA MEZZANlNE INVESTMENT LIMITED
By:

Security Agent

MADISON PACIFIC TRUST LIMITED

By: /s/ Cassandra Louise Ho
Cassandra Louise Ho

15	Confirmatory Share Charge